Exhibit 10.1

EIGHTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT to Loan and Security Agreement (this "Amendment") is entered into this 12 day of May 2011, by and between Silicon Valley Bank ("Bank") and ST. BERNARD SOFTWARE, INC., a Delaware corporation ("Borrower") whose address is 15333 Avenue of Science, San Diego, CA 92128.

RECITALS

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of July 23, 2008, that certain Fifth Amendment to Loan and Security Agreement dated as of February 27, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 23, 2010 and that certain Seventh Amendment to Loan and Security Agreement dated as of September 29, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the "Loan Agreement").

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (1) extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1     Section 6.9 (Financial Covenants). Section 6.9(a) is amended in its entirety and replaced with the following:

(a)   Tangible Net Worth. A Tangible Net Worth not less than negative Nineteen Million Five Hundred Thousand Dollars ($19,500,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010."

2.2      Section 10 (Notices). Borrower's address for notices in Section 10 of the Agreement is amended in its entirety and replaced with the following: 15333 Avenue of Science, San Diego, CA 92128

2.3     Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

"Revolving Line Maturity Date" is June 30, 2011.

"Term Loan A Maturity Date" is June 30, 2011.

2.4     Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

2.5     Bank hereby waives the Event of Default that occurred due to Borrower's failure to comply with the covenant set forth in Section 6.7(b) of the Loan Agreement for the March 2011 measuring period.

3.          Limitation of Amendments.

3.1      The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1     Immediately after giving effect to this Amendment (a) the representations and  warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower delivered to Bank on the Sixth Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7      This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness. This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (b) the payment by Borrower of a extension fee with respect to the Revolving Line in the amount of Two Thousand Five Hundred Dollars ($2,500), (c) the delivery by Borrower to Bank of an updated billings forecast; and (d) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower.

7.           Reference to and Effect on the Loan Agreement and the Other Documents. (i) On and after the Eighth Amendment Effective Date, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the "Loan Agreement," "thereunder," "thereof' or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; and (ii) except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK	ST. BERNARD SOFTWARE, INC,

By: /s/ Derek R. Brunelle Name: Derek R. Brunelle Title: Dept. Team Leader	By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: VP of Finance